Registration No. 333-30956

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IMAX CORPORATION
(Exact name of Registrant as specified in its charter)

Canada	98-0140269
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
2525 Speakman Drive
Mississauga, Ontario L5K 1B1
Canada
(905) 403-6500
(Address and telephone number of Registrant’s principal executive offices)
EMPLOYMENT AGREEMENTS WITH CERTAIN INDIVIDUALS
(Full title of the plans)
IMAX U.S.A. Inc.
110 E. 59th Street, Suite 2100
New York, NY 10022
(212) 821-0100
(Name, address and telephone number of agent for service)
Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-7171

EXPLANATORY STATEMENT
     This Post Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-30956 (the “Registration Statement”), is being filed to deregister certain shares (the “Shares”) of IMAX Corporation (the “Registrant”) that were registered for issuance in connection with employment agreements entered into by the Registrant and Digital Projection Limited with each of Brian Critchley, Michael Levi, David Green, Dermot Quinn, Michael Blackburn and Tim Cronin (the “Employment Agreements”). The Registration Statement registered 100,000 Shares issuable pursuant to the Employment Agreements. The Registration Statement is hereby amended to deregister the remaining unissued shares following the termination of the Employment Agreements.

SIGNATURES
     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 7, 2008.

IMAX CORPORATION

By: Name:	/s/ Bradley J. Wechsler Bradley J. Wechsler
Title:	Co-Chairman of the Company, Co-Chief
Executive Officer and Director

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on behalf of the Registrant by the undersigned, solely in their capacity as the duly authorized representatives of IMAX Corporation in the United States, in the City of New York, State of New York, on November 7, 2008.

IMAX U.S.A. INC.

By: Name:	/s/ G. Mary Ruby G. Mary Ruby
Title:	President

By:	/s/ Robert D. Lister

Name:	Robert D. Lister
Title:	Vice President

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